Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2025, in the Registration Statement (Form F-1) and related Prospectus of ETORO GROUP LTD. dated March 24, 2025.

/s/ Kost Forer Gabbay & Kasierer

A Member of EY Global

Tel Aviv, Israel

March 24, 2025